Exhibit 99.01

SHIRE SECOND QUARTER PRODUCT SALES UP 16%

ON TRACK TO DELIVER DOUBLE DIGIT FULL YEAR EARNINGS GROWTH

August 1, 2012 – Shire (LSE: SHP, NASDAQ: SHPG) announces results for the three months to June 30, 2012.
Financial Highlights	Q2 2012(1)

Product sales	$1,148 million	+16%
Total revenues	$1,208 million	+14%

Non GAAP operating income	$420 million	+23%
US GAAP operating income	$302 million	+7%

Non GAAP diluted earnings per ADS	$1.68	+26%
US GAAP diluted earnings per ADS	$1.24	+15%

Non GAAP cash generation	$520 million	+18%
Non GAAP free cash flow	$433 million	+84%
US GAAP net cash provided by operating activities	$466 million	+64%
(1)	Percentages compare to equivalent 2011 period.

The Non GAAP financial measures included within this release are explained on page 25, and are reconciled to the most directly comparable financial measures prepared in accordance with US GAAP on pages 20 - 24.

Angus Russell, Chief Executive Officer, commented:

“Shire delivered strong results in the second quarter, with product sales up 16% and Non GAAP operating income up 23%.

The ADHD market in the US is maintaining healthy growth; our lead products VYVANSE and INTUNIV both increased share and we’re advancing our plans for the continued international rollout of both these products. Although of decreasing importance in our ADHD portfolio, we believe that branded ADDERALL XR will remain competitive in the US marketplace despite the approval of a new generic product.

We are delighted with the continued adoption of FIRAZYR by patients in the US, which is driving strong sales growth. We also continue to see new patient demand for all our enzyme replacement therapies ELAPRASE, REPLAGAL and VPRIV.

We benefited from sales of DERMAGRAFT in the quarter, compared to the same period last year, and we have announced our plans to invest in a new campus in the San Diego area, including a second manufacturing facility for our Regenerative Medicine business.

Our diversified and increasingly international business generated higher cash flow during the quarter and we’re continuing our disciplined approach to invest in a growing range of exciting late stage opportunities in our pipeline, as well as business development opportunities, to bring further valuable treatments to patients. We’re building on our lead positions in our main franchise areas of behavioral health, gastro-intestinal, HGT and regenerative medicine as well as forging alliances and investing in novel technology platforms. We look forward to continued growth across our business.

Based on the market dynamics we are anticipating and the actions we have taken, Shire is on track to deliver double digit full year earnings growth in 2012. Our objective is to deliver sound earnings growth in 2013, and increased growth beyond that, driven by our young and diversified product portfolio and the significant market opportunities we have identified.”

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

FINANCIAL SUMMARY

Second Quarter 2012 Unaudited Results

	Q2 2012			Q2 2011
	US GAAP	Adjustments	Non GAAP	US GAAP	Adjustments	Non GAAP
	$M	$M	$M	$M	$M	$M
Total revenues	1,208	-	1,208	1,063	-	1,063
Operating income	302	118	420	283	59	342
Diluted earnings per ADS	$1.24	$0.44	$1.68	$1.08	$0.25	$1.33

•
Product sales were up 16% to $1,148 million (Q2 2011: $993 million). The growth in product sales was driven by VYVANSE® (up 43% to $266 million), VPRIV® (up 31% to $83 million), INTUNIV® (up 16% to $69 million) and FIRAZYR® (up to $32 million from $6 million in Q2 2011). On a constant exchange rate (“CER”) basis, which is a Non GAAP measure, product sales were up 18%.

Q2 2012 also included $52 million of DERMAGRAFT® sales (Q2 2011: $2 million). Excluding sales of DERMAGRAFT, which was acquired with Advanced BioHealing Inc. (“ABH”) in late Q2 2011, product sales were up 11%.

•	Total revenues were up 14%, to $1,208 million (Q2 2011: $1,063 million), as the growth in product sales was partially offset by lower royalties and other revenues.

•	On a Non GAAP basis:

Operating income was up 23% to $420 million (Q2 2011: $342 million), as total revenues increased at a higher rate than total operating expenses. Research and development (“R&D”) costs increased 20% and selling, general and administrative (“SG&A”) costs increased by 5% compared to Q2 2011. The increase in R&D in Q2 2012 reflects our increased investment in VYVANSE for the treatment of Major Depressive Disorder (“MDD”), costs on the new programs acquired with FerroKin Biosciences, Inc. (“FerroKin”) and from Pervasis Therapeutics, Inc. (“Pervasis”) and the inclusion of a full quarter’s R&D costs for ABH. The impact of foreign exchange was slightly negative for operating income, as the adverse impact of weaker European currencies on reported product sales was only partially offset by a corresponding benefit for reported costs.

On a US GAAP basis:

Operating income was up 7% to $302 million (Q2 2011: $283 million), as Q2 2012 included impairment charges in respect of certain in-process research and development (“IPR&D”) assets and costs related to the settlement of litigation, which were not incurred in Q2 2011.

•
Non GAAP diluted earnings per American Depository Share (“ADS”) were up 26% to $1.68 (Q2 2011: $1.33), due to the higher Non GAAP operating income and a lower Non GAAP effective tax rate of 20% (Q2 2011: 23%).

US GAAP diluted earnings per ADS were up 15% to $1.24 (Q2 2011: $1.08) due to higher US GAAP operating income and a lower US GAAP effective tax rate of 18% (Q2 2011: 25%).

•
Cash generation, a Non GAAP measure, was up 18% to $520 million (Q2 2011: $440 million) as higher cash receipts from product sales, including significant cash receipts from government-supported healthcare providers in Spain in Q2 2012, more than offset increased payments for operating expenses and sales deductions.

Free cash flow, also a Non GAAP measure, was up 84% to $433 million (Q2 2011: $235 million), due to higher cash generation and lower cash tax payments in Q2 2012 compared to Q2 2011.

On a US GAAP basis, net cash provided by operating activities was up 64% to $466 million (Q2 2011: $284 million).

•	Reflecting our strong cash generation, net cash at June 30, 2012 was $18 million (December 31, 2011: net debt of $468 million).

2

OUTLOOK

We have made a strong start to the year and Shire is on track to deliver double digit full year earnings growth in 2012, while continuing to invest in our business to support sustained future growth from the significant market opportunities that we have identified.

For the full year we now expect product sales growth to be in the low teens. This reflects the fact that foreign exchange movements are impacting the reported growth of some of our products, but also our expectation that ADDERALL XR® will remain competitive in the US market following the approval of a generic competitor.

Full year royalties and other revenues are now expected to be 25% to 35% lower year on year, a change from previous guidance as a result of lower royalties from Impax Laboratories Inc.

Taken together, we expect that total revenues will still show double digit growth in 2012.

We still anticipate marginal dilution of Non GAAP gross margins in the full year.

We will continue to invest in the longer term growth prospects of the business but we are reducing the 2012 rate of year on year growth of combined Non GAAP R&D and SG&A expenditure to between 10% and 12%.

Influenced by changing profit mix, we now expect our full year Non GAAP effective tax rate to be in the range of 18% to 20% in 2012. We believe this now represents a good planning range for our core effective tax rate until at least the end of 2014.

Overall, we are on track to deliver double digit full year earnings growth in 2012.

In 2013, the total revenues from ADDERALL XR will reduce following the recent launch of a generic competitor. We are monitoring the impact of this and other dynamics, prioritizing our investments and carefully managing our cost base. Our objective is to deliver sound earnings growth in 2013, and increased growth beyond that, driven by our young and diversified product portfolio and the significant market opportunities we have identified.

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SECOND QUARTER 2012 AND RECENT PRODUCT AND PIPELINE DEVELOPMENTS

Products

ADDERALL XR – for the treatment of Attention Deficit Hyperactivity Disorder (“ADHD”)

•
On June 22, 2012 the US Food and Drug Administration (“FDA”) responded to Shire’s ADDERALL XR citizen petition. The FDA’s response requires that all abbreviated new drug applications (“ANDAs”) must establish bioequivalence using partial area under the curve measurements at five hours and beyond five hours, for both d- and l- amphetamine.

The FDA also approved the ANDA for generic ADDERALL XR filed by Actavis Elizabeth LLC (“Actavis”). Shire is not aware of the FDA having approved any other ADDERALL XR ANDAs.

The approval of Actavis’ ANDA has resulted in a significant reduction to the royalty rate payable on sales of authorized generic ADDERALL XR by Impax Laboratories Inc. (“Impax”). This reduction will be partially offset by a small royalty payable by Actavis, and Shire now expects lower ADDERALL XR royalty income in future periods. There are other variables which could also affect the future revenue stream from ADDERALL XR, including, but not limited to, the amount of finished product each party can manufacture (as determined by the US Drug Enforcement Agency), any increase or decrease in market share and / or product discounts on branded and non-branded versions of ADDERALL XR. Whilst there is one generic entrant Shire believes that it will remain competitive in the ADDERALL XR marketplace through the distribution of branded ADDERALL XR and through its two authorized generic partners, Teva Pharmaceuticals Industries Ltd and Impax.

VPRIV – for the treatment of Type 1 Gaucher disease

•
Shire has received a complete response letter from the FDA regarding production of VPRIV drug substance at Lexington. Shire continues to work closely with the FDA to address their questions and resolve any outstanding issues to their satisfaction.

Notwithstanding the ongoing discussions with the FDA, Shire continues to supply VPRIV to US patients through its existing approved US manufacturing facilities and has the capacity to meet the anticipated demand for VPRIV from existing and new patients both in the US and globally.

Pipeline

Lisdexamfetamine dimesylate (“LDX”) for the treatment of ADHD (currently marketed as VYVANSE in the US for the treatment of ADHD)

•
On May 23, 2012 Shire presented results of a Phase 3 study which demonstrated the long-term maintenance of efficacy of LDX in children and adolescents aged 6 to 17 years with ADHD. Results showed maintenance of efficacy in children and adolescents who continued to receive LDX, as demonstrated by a significantly lower proportion of ADHD treatment failures (13.5%) in this group, compared with placebo (65.8%). The majority of placebo-treated subjects who met protocol-defined ADHD symptom relapse criteria did so within two weeks following randomisation. Long-term maintenance therapy plays an important role in the treatment of ADHD. There are however, few long-term controlled studies in children and adolescents assessing the maintenance of efficacy and long-term safety of stimulant medication versus placebo. The study is a central element to the EU submission package for LDX. A European Marketing Authorisation Application for LDX was accepted for review in January 2012.

4

OTHER DEVELOPMENTS

Regenerative Medicine campus

•
On June 11, 2012 Shire announced that its Regenerative Medicine business had entered into a lease agreement with BioMed Realty Trust, Inc. for a new campus site in Sorrento Mesa, CA, which will provide increased capacity for DERMAGRAFT and additional space and infrastructure to manufacture new regenerative medicine products.  Shire expects to begin construction of the new campus in 2013, with initial occupancy targeted for 2014. Shire plans to maintain its current DERMAGRAFT manufacturing facility in La Jolla, CA.

Legal Proceedings

•	On June 29, 2012 Shire and GlaxoSmithKline (“GSK”) settled the litigation relating to Shire’s termination of the co-promotion agreement for VYVANSE. The terms of the settlement are confidential.

DIVIDEND

In respect of the six months ended June 30, 2012 the Board resolved to pay an interim dividend of 2.73 US cents per Ordinary Share (2011: 2.48 US cents per Ordinary share).

Dividend payments will be made in Pounds Sterling to ordinary shareholders and in US Dollars to holders of ADSs. A dividend of 1.74 pence per ordinary share (an increase of 14% compared to 2011: 1.52 pence) and 8.19 US cents per ADSs (an increase of 10% compared to 2011: 7.44 US cents) will be paid on October 4, 2012 to shareholders on the register as at the close of business on September 7, 2012.

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ADDITIONAL INFORMATION

The following additional information is included in this press release:

For further information please contact:

Investor Relations

- Eric Rojas	erojas@shire.com	+1 781 482 0999
- Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894 157

Media

- Jessica Mann (Corporate)	jmann@shire.com	+44 1256 894 280
- Gwen Fisher (Specialty Pharma)	gfisher@shire.com	+1 484 595 9836
- Jessica Cotrone (Human Genetic Therapies)	jcotrone@shire.com	+1 781 482 9538
- Lindsey Hart (Regenerative Medicine)	lhart@shire.com	+1 615 250 3311

Dial in details for the live conference call for investors 14:00 BST/9:00 EDT on August 1, 2012:

UK dial in:	0808 237 0030
US dial in:	1 866 928 7517 or 1 718 873 9077
International dial in:	+44 203 139 4830
Password/Conf ID:	16001010#
Live Webcast:	http://www.shire.com/shireplc/en/investors

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OVERVIEW OF SECOND QUARTER 2012 FINANCIAL RESULTS

1.           Product sales

For the three months to June 30, 2012 product sales increased by 16% to $1,148 million (Q2 2011: $993 million) and represented 95% of total revenues (Q2 2011: 93%).

Product Highlights		Year on year growth			US Exit Market Share(1)
Product	Sales $M	Sales	CER	US Rx(1)

VYVANSE	266.2	+43%	+43%	+19%	16%
ADDERALL XR	133.9	-9%	-9%	-13%	6%
REPLAGAL®	123.2	+3%	+11%	n/a(3)	n/a(3)
ELAPRASE®	122.2	-4%	+2%	n/a(2)	n/a(2)
LIALDA/MEZAVANT®	94.1	-5%	-4%	+6%	22%
VPRIV	82.7	+31%	+35%	n/a(2)	n/a(2)
INTUNIV	69.1	+16%	+16%	+39%	5%
PENTASA®	63.9	-3%	-3%	-5%	14%
DERMAGRAFT	52.4	n/a	n/a	n/a(2)	n/a(2)
FOSRENOL®	43.2	-5%	-1%	-19%	5%
FIRAZYR	31.7	+466%	+482%	n/a(2)	n/a(2)
OTHER	65.1	-10%	-4%	n/a	n/a
Total product sales	1,147.7	+16%	+18%

(1)	Data provided by IMS Health National Prescription Audit (“IMS NPA”). Exit market share represents the average monthly US market share in the month ended June 30, 2012.
(2)	IMS NPA Data not available.
(3)	Not sold in the US in Q2 2012.

VYVANSE – ADHD

VYVANSE product sales grew strongly in Q2 2012, up 43% compared to Q2 2011, as a result of higher prescription demand (up 19% compared to Q2 2011) due to an increase in VYVANSE’s market share and growth in the US ADHD market, the effect of a price increase taken since Q2 2011 and lower sales deductions as a percentage of gross product sales in Q2 2012.

ADDERALL XR – ADHD

ADDERALL XR product sales decreased by 9% due to the effect of lower prescription demand and destocking in Q2 2012 compared to stocking in Q2 2011. These negative factors were partially offset by lower sales deductions as a percentage of gross product sales in Q2 2012 compared to Q2 2011.

REPLAGAL – Fabry disease

REPLAGAL product sales growth was driven by the treatment of new patients, being both naïve patients and switches from FABRAZYME®. Reported REPLAGAL sales were impacted by unfavorable foreign exchange, due to the stronger US dollar in Q2 2012 compared to Q2 2011.

The reduction in REPLAGAL product sales between Q1 2012 and Q2 2012 was driven by the timing of certain large orders from markets which order less frequently.

ELAPRASE – Hunter syndrome

Reported ELAPRASE sales in Q2 2012 were impacted by unfavorable foreign exchange and also the timing of shipments, in Q2 2011 and Q1 2012, to markets which order less frequently. On a CER basis ELAPRASE product sales increased and patients on therapy continue to grow across all regions in which ELAPRASE is sold.

7

LIALDA/MEZAVANT – Ulcerative colitis

Product sales for LIALDA/MEZAVANT decreased in Q2 2012 as the effects of higher US prescription demand and a price increase taken since Q2 2011 were more than offset by destocking in Q2 2012 compared to stocking in the US market in Q2 2011, and the effect of lower priced imports into certain European markets.

VPRIV – Gaucher disease

VPRIV product sales growth was driven by the treatment of new patients, being both naïve patients and switches from CEREZYME®. Reported VPRIV sales were also impacted by unfavorable foreign exchange.

INTUNIV – ADHD

INTUNIV product sales were up 16% compared to Q2 2011, primarily driven by significant growth in US prescription demand, due to an increase in INTUNIV’s market share and growth in the US ADHD market, and the effect of a price increase taken since Q2 2011. These positive factors were partially offset by higher sales deductions in Q2 2012 and the effect of destocking in Q2 2012 compared to stocking in Q2 2011.

PENTASA – Ulcerative colitis

Product sales of PENTASA decreased as the benefit of price increases taken since Q2 2011 was more than offset by lower US prescription demand in Q2 2012 and the effect of destocking in Q2 2012 compared to stocking in Q2 2011.

DERMAGRAFT – Diabetic Foot Ulcers (“DFU”)

DERMAGRAFT product sales were up 14% compared to Q2 2011(1) due to the effect of price increases taken since Q2 2011 and growth in the number of patients treated. Product sales in Q2 2012 were up 7% compared to Q1 2012, a lower rate of growth than compared to Q2 2011, due to the effect of an on-going restructuring of the sales and marketing organization. The restructuring is expected to position DERMAGRAFT for future sales growth.

(1) Shire acquired DERMAGRAFT through its acquisition of ABH on June 28, 2011 and reported revenues from DERMAGRAFT of $2 million relating to the post acquisition period in Q2 2011.

FOSRENOL – Hyperphosphatemia

Product sales for FOSRENOL decreased by 5% as the benefits of a price increase taken since Q2 2011 and lower sales deductions in Q2 2012 were more than offset by lower US prescription demand. Product sales of FOSRENOL outside the US were lower than Q2 2011 primarily due to the effect of unfavorable foreign exchange.

FIRAZYR – Hereditary Angioedema

FIRAZYR sales growth was driven by the US market, following the launch in Q4 2011, where we continue to see both good growth in new patients starting treatment and promising levels of repeat usage by existing patients. The more established markets in Europe also continue to grow following the approval of self administration in Q1 2011.

2.	Royalties

			Year on year growth

Product		Royalties to Shire $M	Royalties	CER
ADDERALL XR	1.00	25.7	-5%	-5%
FOSRENOL	1.00	13.0	5%	5%
3TC® and ZEFFIX®	1.00	10.6	-6%	-7%
Other	1.00	7.0	-45%	-42%
Total	1.00	56.3	-11%	-11%

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3.	Financial details

Cost of product sales

	Q2 2012	% of product sales	Q2 2011	% of product sales
	$M		$M
Cost of product sales (US GAAP)	152.5	13%	143.7	14%
Transfer of manufacturing from Owings Mills	-		(2.8)
Depreciation	(7.0)		(8.3)
Cost of product sales (Non GAAP)	145.5	13%	132.6	13%

Non GAAP cost of product sales as a percentage of product sales remained constant as the effect of slightly higher gross margins from our Behavioral Health (“BH”) products were marginally diluted by the addition of lower margin DERMAGRAFT following the acquisition of ABH in Q2 2011.

R&D

	Q2 2012	% of product sales	Q2 2011	% of product sales
	$M		$M
R&D (US GAAP)	238.6	21%	176.9	18%
Impairment of intangible assets	(27.0)		-
Depreciation	(6.4)		(6.1)
R&D (Non GAAP)	205.2	18%	170.8	17%

Non GAAP R&D grew by $34.4 million, or 20%, due to increased investment in a number of targeted R&D programs including the VYVANSE MDD program, new programs acquired with FerroKin and from Pervasis, and the inclusion of a full quarter’s R&D costs for ABH. On a CER basis Non GAAP R&D increased by approximately 25% as Q2 2012 benefited from favorable foreign exchange compared to Q2 2011.

US GAAP R&D increased by $61.7 million, or 35%, as Q2 2012 included impairment charges relating to certain IPR&D intangible assets.

SG&A

	Q2 2012	% of product sales	Q2 2011	% of product sales
	$M		$M
SG&A (US GAAP)	511.0	45%	440.3	44%
Intangible asset amortization	(51.0)		(36.7)
Legal and litigation costs	(35.9)		-
Depreciation	(14.5)		(15.1)
SG&A (Non GAAP)	409.6	36%	388.5	39%

Non GAAP SG&A increased by $21.1 million, or 5%, principally due to the inclusion of a full quarter’s SG&A costs for ABH in Q2 2012. On a CER basis Non GAAP SG&A costs grew by approximately 8%.

During Q2 2012 Shire amended its Non GAAP policy to exclude costs related to the settlement of litigation, government investigations and other disputes, together with related external legal costs. Comparative Non GAAP SG&A in Q2 2011 has not been restated as the amounts incurred in that period were not significant.

US GAAP SG&A increased by $70.7 million, or 16%, as Q2 2012 included the settlement of litigation and external legal costs, together with higher intangible asset amortization.

9

Interest expense

For the three months to June 30, 2012 Shire incurred interest expense of $9.6 million (Q2 2011: $9.9 million). Interest expense in Q2 2012 principally relates to the coupon on Shire’s $1,100 million 2.75% convertible bonds due 2014.

Taxation

The effective rate of tax on Non GAAP income for the three months to June 30, 2012 was 20% (Q2 2011: 23%), and on a US GAAP basis the effective rate of tax was 18% (Q2 2011: 25%). The effective rate of tax in Q2 2012 on both a Non GAAP and US GAAP basis is lower than the same period in 2011 due primarily to favorable changes in profit mix.

10

FINANCIAL INFORMATION

11

Unaudited US GAAP financial position as of June 30, 2012
Consolidated Balance Sheets
	June 30,	December 31,
	2012	2011
	$M	$M
ASSETS
Current assets:
Cash and cash equivalents	1,112.7	620.0
Restricted cash	14.4	20.6
Accounts receivable, net	815.4	845.0
Inventories	411.8	340.1
Deferred tax asset	214.1	207.6
Prepaid expenses and other current assets	135.1	174.9

Total current assets	2,703.5	2,208.2

Non-current assets:
Investments	34.6	29.9
Property, plant and equipment ("PP&E"), net	925.7	932.1
Goodwill	636.0	592.6
Other intangible assets, net	2,625.6	2,493.0
Deferred tax asset	44.7	50.7
Other non-current assets	70.9	73.7

Total assets	7,041.0	6,380.2

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	1,415.3	1,370.5
Convertible bonds	-	1,100.0
Other current liabilities	105.5	63.8

Total current liabilities	1,520.8	2,534.3

Non-current liabilities:
Convertible bonds	1,100.0	-
Deferred tax liability	538.3	516.6
Other non-current liabilities	264.8	144.3

Total liabilities	3,423.9	3,195.2

Equity:
Common stock of 5p par value; 1,000 million, shares authorized; and 562.5 million shares issued and outstanding (2011: 1,000 million shares authorized; and 562.5 million shares issued and outstanding)	55.7	55.7
Additional paid-in capital	2,932.9	2,853.3
Treasury stock: 6.8 million shares (2011: 11.8 million)	(188.8)	(287.2)
Accumulated other comprehensive income	48.6	60.3
Retained earnings	768.7	502.9

Total equity	3,617.1	3,185.0

Total liabilities and equity	7,041.0	6,380.2

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Unaudited US GAAP results for the three months and six months to June 30, 2012
Consolidated Statements of Income

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
	$M	$M	$M	$M
Revenues:
Product sales	1,147.7	993.3	2,254.6	1,882.6
Royalties	56.3	63.4	112.6	137.0
Other revenues	3.8	6.2	12.4	15.5
Total revenues	1,207.8	1,062.9	2,379.6	2,035.1

Costs and expenses:
Cost of product sales(1)	152.5	143.7	310.9	268.2
R&D(1)	238.6	176.9	458.9	354.8
SG&A(1)	511.0	440.3	1,011.0	843.2
(Gain)/loss on sale of product rights	(3.6)	2.2	(10.8)	3.5
Reorganization costs	-	7.5	-	13.0
Integration and acquisition costs	7.1	9.0	12.4	2.6
Total operating expenses	905.6	779.6	1,782.4	1,485.3

Operating income	302.2	283.3	597.2	549.8

Interest income	0.6	0.6	1.4	1.2
Interest expense	(9.6)	(9.9)	(19.8)	(19.1)
Other (expense)/income, net	(1.8)	-	0.1	0.3
Total other expense, net	(10.8)	(9.3)	(18.3)	(17.6)

Income before income taxes and equity in (losses)/earnings of equity method investees	291.4	274.0	578.9	532.2
Income taxes	(53.0)	(69.7)	(103.0)	(117.8)
Equity in (losses)/earnings of equity method investees, net of taxes	(0.6)	1.2	0.3	2.4
Net income	237.8	205.5	476.2	416.8

(1)
Cost of product sales includes amortization of intangible assets relating to favorable manufacturing contracts of $0.5 million for the three months to June 30, 2012 (2011: $0.4 million) and $0.7 million for the six months to June 30, 2012 (2011: $0.9 million). R&D includes intangible asset impairment charges of $27.0 million for the three and six months to June 30, 2012 (2011: $nil). SG&A costs include amortization of intangible assets relating to intellectual property rights acquired of $51.0 million for the three months to June 30, 2012 (2011: $36.7 million) and $96.6 million for the six months to June 30, 2012 (2011: $72.7 million).

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Unaudited US GAAP results for the three months and six months to June 30, 2012
Consolidated Statements of Income (continued)

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011

Earnings per ordinary share – basic	42.7c	37.2c	85.8c	75.7c

Earnings per ADS – basic	128.1c	111.6c	257.4c	227.1c

Earnings per ordinary share – diluted	41.3c	35.9c	82.8c	72.9c

Earnings per ADS – diluted	123.9c	107.7c	248.4c	218.7c

Weighted average number of shares:
	Millions	Millions	Millions	Millions

Basic	557.0	552.3	555.2	551.1
Diluted	594.9	595.1	594.8	594.8

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Unaudited US GAAP results for the three months and six months to June 30, 2012
Consolidated Statements of Cash Flows

	3 months to June 30,		6 months to June 30,
	2012	2011	2012	2011
	$M	$M	$M	$M
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	237.8	205.5	476.2	416.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79.4	68.8	152.4	132.3
Share based compensation	21.5	19.2	43.4	34.9
Impairment of intangible assets	27.0	-	27.0	-
Other	(0.9)	3.3	(6.5)	(2.2)
Movement in deferred taxes	(3.3)	(24.5)	(24.1)	17.7
Equity in losses/(earnings) of equity method investees	0.6	(1.2)	(0.3)	(2.4)
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	87.6	18.6	22.4	(56.2)
(Decrease)/increase in sales deduction accrual	(26.9)	34.9	27.6	66.1
Increase in inventory	(42.0)	(17.9)	(67.0)	(30.6)
Decrease/(increase) in prepayments and other assets	15.0	(18.8)	32.1	(13.8)
Increase/(decrease) in accounts payable and other liabilities	65.1	(4.3)	34.7	(77.1)
Returns on investment from joint venture	4.9	-	4.9	-
Net cash provided by operating activities(A)	465.8	283.6	722.8	485.5

CASH FLOWS FROM INVESTING ACTIVITIES:

Movements in restricted cash	0.5	8.9	6.2	4.8
Purchases of subsidiary undertakings and businesses, net of cash acquired	(97.0)	(719.7)	(97.0)	(719.7)
Purchases of non-current investments	(0.6)	(2.0)	(4.7)	(4.5)
Purchases of PP&E	(32.7)	(48.5)	(64.4)	(95.0)
Purchases of intangible assets	(21.5)	-	(43.5)	-
Proceeds from disposal of non-current investments and PP&E	0.8	-	4.6	-
Proceeds from capital expenditure grants	-	-	8.4	-
Proceeds received on sale of product rights	4.8	6.8	10.4	6.9
Returns of equity investments and proceeds from short term investments	-	0.5	0.1	1.6
Net cash used in investing activities(B)	(145.7)	(754.0)	(179.9)	(805.9)

15

Unaudited US GAAP results for the three months and six months to June 30, 2012
Consolidated Statements of Cash Flows (continued)

	3 months to June 30,		6 months to June 30,
	2012	2011	2012	2011
	$M	$M	$M	$M

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from drawing of revolving credit facility	-	30.0	-	30.0
Repayment of debt acquired through business combinations	(3.0)	(13.1)	(3.0)	(13.1)
Excess tax benefit associated with exercise of stock options	0.4	9.8	35.2	18.8
Payment of dividend	(70.7)	(60.5)	(70.7)	(60.5)
Payments to acquire shares by Employee Benefit Trust ("EBT")	(10.7)	(63.9)	(10.7)	(63.9)
Other	-	0.4	0.6	0.4

Net cash used in financing activities(C)	(84.0)	(97.3)	(48.6)	(88.3)
Effect of foreign exchange rate changes on cash and cash equivalents (D)	(2.8)	0.3	(1.6)	2.7
Net increase/(decrease) in cash and cash equivalents(A) +(B) +(C) +(D)	233.3	(567.4)	492.7	(406.0)

Cash and cash equivalents at beginning of period	879.4	712.0	620.0	550.6
Cash and cash equivalents at end of period	1,112.7	144.6	1,112.7	144.6

16

Unaudited US GAAP results for the three months and six months to June 30, 2012
Selected Notes to the Financial Statements

 (1) Earnings Per Share (“EPS”)

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
	$M	$M	$M	$M

Numerator for basic EPS	237.8	205.5	476.2	416.8
Interest on convertible bonds, net of tax	7.8	8.4	16.2	16.8

Numerator for diluted EPS	245.6	213.9	492.4	433.6

Weighted average number of shares:
	Millions	Millions	Millions	Millions
Basic(1)	557.0	552.3	555.2	551.1
Effect of dilutive shares:
Share based awards to employees(2)	4.4	9.3	6.1	10.3
Convertible bonds 2.75% due 2014(3)	33.5	33.5	33.5	33.4

Diluted	594.9	595.1	594.8	594.8

(1)	Excludes shares purchased by the EBT and presented by Shire as treasury stock.
(2)	Calculated using the treasury stock method.
(3)	Calculated using the “if converted” method.

The share equivalents not included in the calculation of the diluted weighted average number of shares are shown below:

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
	Millions	Millions	Millions	Millions
Share based awards to employees(1)	6.3	2.9	4.5	3.8

(1)
Certain stock options have been excluded from the calculation of diluted EPS because (a) their exercise prices exceeded Shire’s average share price during the calculation period or (b) the required performance conditions were not satisfied as at the balance sheet date.

17

Unaudited US GAAP results for the three months to June 30, 2012
Selected Notes to the Financial Statements

(2)  Analysis of revenues

3 months to June 30,	2012	2011	2012	2012
			%	% of total
	$M	$M	change	revenue
Net product sales:
Specialty Pharmaceuticals ("SP")
BH
VYVANSE	266.2	185.9	43%	22%
ADDERALL XR	133.9	146.9	-9%	11%
INTUNIV	69.1	59.6	16%	6%
EQUASYM®	8.6	5.9	46%	1%
	477.8	398.3	20%	40%
Gastro Intestinal ("GI")
LIALDA/MEZAVANT	94.1	99.2	-5%	8%
PENTASA	63.9	65.8	-3%	5%
RESOLOR	3.1	1.6	94%	<1%
	161.1	166.6	-3%	13%
General products
FOSRENOL	43.2	45.3	-5%	4%
XAGRID®	25.5	23.2	10%	2%
	68.7	68.5	<1%	6%

Other product sales	27.9	41.3	-32%	2%
Total SP product sales	735.5	674.7	9%	61%

Human Genetic Therapies ("HGT")
REPLAGAL	123.2	119.9	3%	10%
ELAPRASE	122.2	127.8	-4%	10%
VPRIV	82.7	63.3	31%	7%
FIRAZYR	31.7	5.6	466%	3%
Total HGT product sales	359.8	316.6	14%	30%

Regenerative Medicine ("RM")
DERMAGRAFT	52.4	2.0	n/a	4%
Total RM product sales	52.4	2.0	n/a	4%

Total product sales	1,147.7	993.3	16%	95%

Royalties:
ADDERALL XR	25.7	26.9	-5%	2%
FOSRENOL	13.0	12.4	5%	1%
3TC and ZEFFIX	10.6	11.3	-6%	1%
Other	7.0	12.8	-45%	<1%
Total royalties	56.3	63.4	-11%	5%

Other revenues	3.8	6.2	-39%	<1%

Total revenues	1,207.8	1,062.9	14%	100%

18

Unaudited US GAAP results for the six months to June 30, 2012
Selected Notes to the Financial Statements

(2)  Analysis of revenues

6 months to June 30,	2012	2011	2012	2012
			%	% of total
	$M	$M	change	revenue
Net product sales:
SP
BH
VYVANSE	526.2	388.2	36%	22%
ADDERALL XR	245.3	258.1	-5%	10%
INTUNIV	137.6	101.5	36%	6%
EQUASYM	15.8	10.5	50%	<1%
	924.9	758.3	22%	39%
GI
LIALDA/MEZAVANT	184.1	186.3	-1%	8%
PENTASA	129.7	130.3	<1%	5%
RESOLOR	5.5	2.5	120%	<1%
	319.3	319.1	<1%	13%
General products
FOSRENOL	88.7	86.5	3%	4%
XAGRID	48.7	45.9	6%	2%
	137.4	132.4	4%	6%

Other product sales	60.6	81.0	-25%	3%
Total SP product sales	1,442.2	1,290.8	12%	61%

HGT
REPLAGAL	257.6	225.3	14%	11%
ELAPRASE	247.8	231.3	7%	10%
VPRIV	154.4	122.3	26%	7%
FIRAZYR	51.4	10.9	372%	2%
Total HGT product sales	711.2	589.8	21%	30%

RM
DERMAGRAFT	101.2	2.0	n/a	4%
Total RM product sales	101.2	2.0	n/a	4%

Total product sales	2,254.6	1,882.6	20%	95%

Royalties:
ADDERALL XR	51.0	43.7	17%	2%
3TC and ZEFFIX	24.2	46.8	-48%	1%
FOSRENOL	23.0	20.5	12%	1%
Other	14.4	26.0	-45%	<1%
Total royalties	112.6	137.0	-18%	5%

Other revenues	12.4	15.5	-20%	<1%

Total revenues	2,379.6	2,035.1	17%	100%

19

Unaudited results for the three months to June 30, 2012
Non GAAP reconciliation

3 months to June 30, 2012	US GAAP	Adjustments					Non GAAP
		(a)	(b)	(c)	(d)	(e)
	$M	$M	$M	$M	$M	$M	$M
Total revenues	1,207.8	-	-	-	-	-	1,207.8

Costs and expenses:
Cost of product sales	152.5	-	-	-	-	(7.0)	145.5
R&D	238.6	(27.0)	-	-	-	(6.4)	205.2
SG&A	511.0	(51.0)	-	-	(35.9)	(14.5)	409.6
Gain on sale of product rights	(3.6)	-	-	3.6	-	-	-
Integration and acquisition costs	7.1	-	(7.1)	-	-	-	-
Depreciation	-	-	-	-	-	27.9	27.9
Total operating expenses	905.6	(78.0)	(7.1)	3.6	(35.9)	-	788.2

Operating income	302.2	78.0	7.1	(3.6)	35.9	-	419.6

Interest income	0.6	-	-	-	-	-	0.6
Interest expense	(9.6)	-	-	-	-	-	(9.6)
Other expense, net	(1.8)	-	-	-	-	-	(1.8)
Total other expense, net	(10.8)	-	-	-	-	-	(10.8)
Income before income taxes and equity in losses of equity method investees	291.4	78.0	7.1	(3.6)	35.9	-	408.8
Income taxes	(53.0)	(14.5)	(2.4)	-	(13.0)	-	(82.9)
Equity in losses of equity method investees, net of tax	(0.6)	-	-	-	-	-	(0.6)
Net income	237.8	63.5	4.7	(3.6)	22.9	-	325.3
Impact of convertible debt, net of tax	7.8	-	-	-	-	-	7.8
Numerator for diluted EPS	245.6	63.5	4.7	(3.6)	22.9	-	333.1
Weighted average number of shares (millions) – diluted	594.9	-	-	-	-	-	594.9
Diluted earnings per ADS	123.9c	32.1c	2.4c	(1.8c)	11.4c	-	168.0c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Impairment of certain IPR&D intangible assets ($27.0 million), amortization of intangible assets relating to intellectual property rights acquired ($51.0 million), and tax effect of adjustments;

(b)
Acquisition and integration activities: Costs associated with the acquisition of FerroKin and the integration of ABH ($5.0 million), charges related to the change in fair value of deferred contingent consideration ($2.1 million), and tax effect of adjustments;

(c)	Divestments, reorganizations and discontinued operations: Re-measurement of DAYTRANA contingent consideration to fair value ($3.6 million);
(d)	Legal and litigation costs: Costs related to the settlement of litigation and external legal costs ($35.9 million), and tax effect of adjustments; and
(e)	Depreciation reclassification: Depreciation of $27.9 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

20

Unaudited results for the three months to June 30, 2011
Non GAAP reconciliation

3 months to June 30, 2011	US GAAP	Adjustments				Non GAAP

		(a)	(b)	(c)	(d)
	$M	$M	$M	$M	$M	$M
Total revenues	1,062.9	-	-	-	-	1,062.9

Costs and expenses:
Cost of product sales	143.7	-	-	(2.8)	(8.3)	132.6
R&D	176.9	-	-	-	(6.1)	170.8
SG&A	440.3	(36.7)	-	-	(15.1)	388.5
Loss on sale of product rights	2.2	-	-	(2.2)	-	-
Reorganization costs	7.5	-	-	(7.5)	-	-
Integration and acquisition costs	9.0	-	(9.0)	-	-	-
Depreciation	-	-	-	-	29.5	29.5
Total operating expenses	779.6	(36.7)	(9.0)	(12.5)	-	721.4

Operating income	283.3	36.7	9.0	12.5	-	341.5

Interest income	0.6	-	-	-	-	0.6
Interest expense	(9.9)	-	-	-	-	(9.9)
Total other expense, net	(9.3)	-	-	-	-	(9.3)
Income before income taxes and equity in earnings of equity method investees	274.0	36.7	9.0	12.5	-	332.2
Income taxes	(69.7)	(3.9)	(1.1)	(2.4)	-	(77.1)
Equity in earnings of equity method investees, net of tax	1.2	-	-	-	-	1.2
Net income	205.5	32.8	7.9	10.1	-	256.3
Impact of convertible debt, net of tax	8.4	-	-	-	-	8.4
Numerator for diluted EPS	213.9	32.8	7.9	10.1	-	264.7
Weighted average number of shares (millions) – diluted	595.1	-	-	-	-	595.1
Diluted earnings per ADS	107.7c	16.5c	4.1c	5.1c	-	133.4c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($36.7 million), and tax effect of adjustment;
(b)	Acquisition and Integration activities: Costs associated with the acquisition of ABH ($6.9 million) and integration of Movetis ($2.1 million), and tax effect of adjustments;
(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($2.2 million) and dual running costs ($0.6 million) on the transfer of manufacturing from Owings Mills to a third party, re-measurement of DAYTRANA contingent consideration to fair value ($2.2 million), reorganization costs ($7.5 million) on the transfer of manufacturing from Owings Mills to a third party and establishment of an international commercial hub in Switzerland, and tax effect of adjustments; and

(d)	Depreciation reclassification: Depreciation of $29.5 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

21

Unaudited results for the six months to June 30, 2012
Non GAAP reconciliation

6 months to June 30, 2012	US GAAP	Adjustments					Non GAAP
		(a)	(b)	(c)	(d)	(e)
	$M	$M	$M	$M	$M	$M	$M
Total revenues	2,379.6	-	-	-	-	-	2,379.6
Costs and expenses:
Cost of product sales	310.9	-	-	-	-	(14.2)	296.7
R&D	458.9	(27.0)	(23.0)	-	-	(12.8)	396.1
SG&A	1,011.0	(96.6)	-	-	(35.9)	(28.1)	850.4
Gain on sale of product rights	(10.8)	-	-	10.8	-	-	-
Integration and acquisition costs	12.4	-	(12.4)	-	-	-	-
Depreciation	-	-	-	-	-	55.1	55.1
Total operating expenses	1,782.4	(123.6)	(35.4)	10.8	(35.9)	-	1,598.3

Operating income	597.2	123.6	35.4	(10.8)	35.9	-	781.3

Interest income	1.4	-	-	-	-	-	1.4
Interest expense	(19.8)	-	-	-	-	-	(19.8)
Other income, net	0.1	-	-	-	-	-	0.1
Total other expense, net	(18.3)	-	-	-	-	-	(18.3)
Income before income taxes and equity in earnings of equity method investees	578.9	123.6	35.4	(10.8)	35.9	-	763.0
Income taxes	(103.0)	(27.7)	(9.0)	-	(13.0)	-	(152.7)
Equity in earnings of equity method investees, net of tax	0.3	-	-	-	-	-	0.3
Net income	476.2	95.9	26.4	(10.8)	22.9	-	610.6
Impact of convertible debt, net of tax	16.2	-	-	-	-	-	16.2
Numerator for diluted EPS	492.4	95.9	26.4	(10.8)	22.9	-	626.8
Weighted average number of shares (millions) – diluted	594.8	-	-	-	-	-	594.8
Diluted earnings per ADS	248.4c	48.3c	13.2c	(5.4c)	11.7c	-	316.2c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Impairment of certain IPR&D intangible assets ($27.0 million), amortization of intangible assets relating to intellectual property rights acquired ($96.6 million), and tax effect of adjustments;

(b)
Acquisitions and integration activities: Up-front payments made to Sangamo Biosciences Inc. and for the acquisition of the US rights to prucalopride (marketed in certain countries in Europe as RESOLOR) ($23.0 million), costs associated with acquisition of FerroKin and the integration of ABH ($10.3 million), charges related to the change in fair value of deferred contingent consideration ($2.1 million), and tax effect of adjustments;

(c)	Divestments, reorganizations and discontinued operations: Re-measurement of DAYTRANA contingent consideration to fair value ($10.8 million);
(d)	Legal and litigation costs: Costs related to the settlement of litigation and external legal costs ($35.9 million), and tax effect of adjustments; and
(e)	Depreciation reclassification: Depreciation of $55.1 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

22

Unaudited results for the six months to June 30, 2011
Non GAAP reconciliation

6 months to June 30, 2011	US GAAP	Adjustments				Non GAAP
		(a)	(b)	(c)	(d)
	$M	$M	$M	$M	$M	$M
Total revenues	2,035.1	-	-	-	-	2,035.1
Costs and expenses:
Cost of product sales	268.2	-	-	(5.6)	(13.8)	248.8
R&D	354.8	-	-	-	(10.8)	344.0
SG&A	843.2	(72.7)	-	-	(29.7)	740.8
Loss on sale of product rights	3.5	-	-	(3.5)	-	-
Reorganization costs	13.0	-	-	(13.0)	-	-
Integration and acquisition costs	2.6	-	(2.6)	-	-	-
Depreciation	-	-	-	-	54.3	54.3
Total operating expenses	1,485.3	(72.7)	(2.6)	(22.1)	-	1,387.9

Operating income	549.8	72.7	2.6	22.1	-	647.2

Interest income	1.2	-	-	-	-	1.2
Interest expense	(19.1)	-	-	-	-	(19.1)
Other income, net	0.3	2.4	-	-	-	2.7
Total other expense, net	(17.6)	2.4	-	-	-	(15.2)
Income before income taxes and equity in earnings of equity method investees	532.2	75.1	2.6	22.1	-	632.0
Income taxes	(117.8)	(15.8)	(4.9)	(4.4)	-	(142.9)
Equity in earnings of equity method investees, net of tax	2.4	-	-	-	-	2.4
Net income	416.8	59.3	(2.3)	17.7	-	491.5
Impact of convertible debt, net of tax	16.8	-	-	-	-	16.8
Numerator for diluted EPS	433.6	59.3	(2.3)	17.7	-	508.3
Weighted average number of shares (millions) – diluted	594.8	-	-	-	-	594.8
Diluted earnings per ADS	218.7c	29.9c	(1.1c)	8.9c	-	256.4c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($72.7 million), impairment of available for sale securities ($2.4 million), and tax effect of adjustments;

(b)
Acquisitions and integration activities: Costs associated with acquisition and integration of ABH ($6.9 million) and integration of Movetis ($3.9 million), adjustment to contingent consideration payable for EQUASYM ($8.2 million), and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($4.4 million) and dual running costs ($1.2 million) on the transfer of manufacturing from Owings Mills to a third party, re-measurement of DAYTRANA contingent consideration to fair value ($3.5 million), reorganization costs ($13.0 million) on the transfer of manufacturing from Owings Mills to a third party and the establishment of an international commercial hub in Switzerland, and tax effect of adjustments; and

(d)	Depreciation reclassification: Depreciation of $54.3 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

23

Unaudited results for the three months and six months to June 30, 2012
Non GAAP reconciliation

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP cash generation:

	3 months to June 30,		6 months to June 30,
	2012	2011	2012	2011
	$M	$M	$M	$M
Net cash provided by operating activities	465.8	283.6	722.8	485.5
Tax and interest payments, net	54.4	156.4	84.2	162.8
Up-front payments in respect of in-licensed and acquired products	-	-	23.0	-
Non GAAP cash generation	520.2	440.0	830.0	648.3

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP free cash flow:

	3 months to June 30,		6 months to June 30,
	2012	2011	2012	2011
	$M	$M	$M	$M
Net cash provided by operating activities	465.8	283.6	722.8	485.5
Up-front payments in respect of in-licensed and acquired products	-	-	23.0	-
Capital expenditure	(32.7)	(48.5)	(64.4)	(95.0)
Non GAAP free cash flow	433.1	235.1	681.4	390.5

Non GAAP net cash/(debt) comprises:

	June 30,	December 31,
	2012	2011
	$M	$M
Cash and cash equivalents	1,112.7	620.0
Restricted cash	14.4	20.6

Convertible bonds	(1,100.0)	(1,100.0)
Other	(9.5)	(8.2)
Non GAAP net cash/(debt)	17.6	(467.6)

24

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Through our deep understanding of patients’ needs, we develop and provide healthcare in the areas of:

•	Behavioral Health and Gastro Intestinal conditions
•	Rare Diseases
•	Regenerative Medicine

as well as other symptomatic conditions treated by specialist physicians.

We aspire to imagine and lead the future of healthcare, creating value for patients, physicians, policymakers, payors and our shareholders.

www.shire.com

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of Shire’s Specialty Pharmaceuticals, Human Genetic Therapies and Regenerative Medicine products, as well as the ability to secure new products for commercialization and/or development; government regulation of Shire’s products; Shire’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on Shire’s products; Shire’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; Shire’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission.

Non GAAP Measures

This press release contains financial measures not prepared in accordance with US GAAP. These measures are referred to as “Non GAAP” measures and include: Non GAAP operating income; Non GAAP net income; Non GAAP diluted earnings per ADS; effective tax rate on Non GAAP income before income taxes and earnings/(losses) of equity method investees (“Effective tax rate on Non GAAP income”); Non GAAP cost of product sales; Non GAAP research and development; Non GAAP selling, general and administrative; Non GAAP other income/expense; Non GAAP cash generation; Non GAAP free cash flow and Non GAAP net cash/(debt). These Non GAAP measures exclude the effect of certain cash and non-cash items, that Shire's management believes are not related to the core performance of Shire’s business.

These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s executive directors.

The Non GAAP measures are presented in this press release as Shire’s management believe that they will provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many non-recurring, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

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Where applicable the following items, including their tax effect, have been excluded when calculating Non GAAP earnings from both 2012 and 2011, and from our Outlook:

Amortization and asset impairments:
•	Intangible asset amortization and impairment charges; and
•	Other than temporary impairment of investments.

Acquisitions and integration activities:
•	Up-front payments and milestones in respect of in-licensed and acquired products;
•	Costs associated with acquisitions, including transaction costs, fair value adjustments on contingent consideration and acquired inventory;
•	Costs associated with the integration of companies; and
•	Noncontrolling interests in consolidated variable interest entities.

Divestments, re-organizations and discontinued operations:
•	Gains and losses on the sale of non-core assets;
•	Costs associated with restructuring and re-organization activities;
•	Termination costs; and
•	Income/(losses) from discontinued operations.

Legal and litigation costs:
•	Net legal costs related to the settlement of litigation, government investigations and other disputes (excluding internal legal team costs).

Depreciation, which is included in Cost of product sales, R&D and SG&A costs in our US GAAP results, has been separately disclosed for the presentation of 2011 and 2012 Non GAAP earnings.

Cash generation represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, tax and interest payments.

Free cash flow represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, but including capital expenditure in the ordinary course of business.

A reconciliation of Non GAAP financial measures to the most directly comparable measure under US GAAP is presented on pages 20 to 24.

Sales growth at CER, which is a Non GAAP measure, is computed by restating 2012 results using average 2011 foreign exchange rates for the relevant period.

Average exchange rates for the six months to June 30, 2012 were $1.58:£1.00 and $1.31:€1.00 (2011: $1.62:£1.00 and $1.40:€1.00). Average exchange rates for Q2 2012 were $1.59:£1.00 and $1.30:€1.00 (2011: $1.63:£1.00 and $1.44:€1.00).

TRADEMARKS

All trademarks designated ® and ™ used in this press release are trademarks of Shire plc or companies within the Shire group except for 3TC® and ZEFFIX® which are trademarks of GSK, PENTASA® which is a registered trademark of FERRING B.V., FABRAZYME® and CEREZYME® which are trademarks of Genzyme Corporation, LIALDA® and MEZAVANT® which are trademarks of Giuliani International Limited and DAYTRANA® which is a trade mark of Noven Pharmaceuticals Inc. Certain trademarks of Shire plc or companies within the Shire group are set out in Shire’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Quarterly Report on Form 10-Q for the three months ended March 31, 2012.

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